Exhibit 4.2

FOURTH SUPPLEMENTAL INDENTURE

Dated as of November 1, 2018

Among

TD AMERITRADE HOLDING CORPORATION,

As Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

As Trustee

3.750% Senior Notes Due 2024

Senior Floating Rate Notes due 2021

THIS FOURTH SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of November 1, 2018, is among TD AMERITRADE HOLDING CORPORATION, a Delaware corporation (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly incorporated and existing under the laws of the United States of America (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of October 22, 2014 (the “Base Indenture” and, as hereby supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of Securities to be designated as the “3.750% Senior Fixed Rate Notes due 2024” (herein referred to as the “Fixed Rate Notes”) and the “Senior Floating Rate Notes due 2021” (herein referred to as the “Floating Rate Notes,” and together with the Fixed Rate Notes, the “Senior Notes”), and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, Section 2.03 of the Base Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture;

WHEREAS, Section 9.01(vii) of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by the Base Indenture; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the Senior Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Senior Notes, it is agreed by and among the Company and the Trustee as follows:

ARTICLE I

Relation to Indenture; Certain Amendments; Additional Definitions

1.01 Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.

1.02 Certain Amendments.

(a) The Base Indenture, solely as it applies to the Senior Notes, is hereby amended as follows:

(i) Section 8.01 (Satisfaction and Discharge of Indenture). Clause (c) of Section 8.01 shall be modified by deleting the word “and” at the end thereof and clause (d) of Section 8.01 of the Base Indenture shall be deleted.

(ii) Section 9.01 (Amendments Without Consent of Holders). Clause (xi) of Section 9.01 shall be modified by deleting the words “[reserved]; and” and inserting “to make any change of the type described in the LIBOR Alternative Rate Provision; and”

(iii) Section 9.02 (Amendments with Consent of Holders). Clause (b)(i) of Section 9.02 shall be amended by adding the words “(other than pursuant to the LIBOR Alternative Rate Provision)” immediately prior to the words “the interest thereon”; and

(iv) Section 11.02 (Notices). Section 11.02 of the Base Indenture shall be modified by adding the following as the new penultimate paragraph:

“Notwithstanding anything to the contrary in the Indenture, where the Indenture provides for notice or other communication with respect to any event to a Holder of a Registered Global Security, such notice or other communication shall be sufficiently given if given to the Depositary for such Security (or its designee or nominee who is listed as Holder on the Securities Register), pursuant to its customary procedures.”

(b) All references to sections of the Base Indenture amended by this Supplemental Indenture shall be to such sections as amended by this Supplemental Indenture.

1.03 Additional Definitions. For all purposes of this Supplemental Indenture, capitalized terms used herein shall have the respective meanings specified below or in the Base Indenture, as the case may be.

“Base Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Comparable Treasury Issue” means that United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term (as measured from the redemption date and assuming, for this purpose, that the Fixed Rate Notes matured on the Fixed Rate Notes Par Call Date) of the Fixed Rate Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the Fixed Rate Notes (assuming, for this purpose, that the Fixed Rate Notes matured on the Fixed Rate Notes Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Fixed Rate Notes Interest Payment Dates” means April 1 and October 1 of each year.

“Fixed Rate Notes Maturity Date” has the meaning set forth in Section 2.03.

“Fixed Rate Notes” has the meaning set forth in the second paragraph of the Recitals hereof.

“Floating Rate Notes Interest Payment Dates” means February 1, May 1, August 1 and November 1 of each year, and on the Floating Rate Notes Maturity Date and any redemption date of the Floating Rate Notes.

“Floating Rate Notes Maturity Date” has the meaning set forth in Section 2.03.

“Floating Rate Notes” has the meaning set forth in the second paragraph of the Recitals hereof.

“Note Registrar” means U.S. Bank National Association, hereby appointed as an agency of the Company in accordance with Section 2.05 of the Base Indenture.

“Original Issue Date” means November 1, 2018.

“Permitted Liens” means liens that arise because of (i) claims against the Company for taxes or assessments other governmental charges or levies that are not then due and delinquent, that the Company is contesting in good faith, or that are for less than $1 million; (ii) litigation or legal proceedings that the Company is contesting in good faith or that involve claims against the Company for less than $1 million; (iii) deposits to secure, or in place of, any surety, stay, appeal or customs bonds; or (iv) any other reason if the Company’s Board of Directors determines that the lien will not materially detract from or interfere with the present value or control by the Company of the Voting Stock subject to the lien.

“Quotation Agent” means a Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Reference Treasury Dealer” means (i) each of Barclays Capital Inc., Citigroup Global Markets Inc. and TD Securities (USA) LLC or any of their respective affiliates that is a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, the Company will substitute therefor another Primary Treasury Dealer; and (ii) at least two other Primary Treasury Dealers selected by the Company.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Supplemental Indenture. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture.

ARTICLE II

The Senior Notes

2.01 Title of the Senior Notes. The Fixed Rate Notes shall be designated as the “3.750% Senior Notes due 2024.” The Floating Rate Notes shall be designated as the “Senior Floating Rate Notes due 2021.”

2.02 Limitation on Aggregate Principal Amount. The aggregate principal amount of Fixed Rate Notes that may initially be outstanding shall not exceed $400,000,000. The aggregate principal amount of the Floating Rate Notes that may initially be outstanding shall not exceed $600,000,000. The aggregate principal amount of each series of the Senior Notes may be increased in the future with no limit, without the consent of the Holders of such series of the Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the relevant series of the Senior Notes, except for the Original Issue Date and, if applicable, the public offering price, the initial interest accrual date, the initial interest determination date (if applicable) and the initial interest payment date, provided that no Event of Default with respect to the applicable series of Senior Notes shall have occurred and be continuing and that if such additional Senior Notes of such series are not fungible with the outstanding Senior Notes of such series for U.S. federal income tax and securities law purposes, the additional Senior Notes will have a separate CUSIP number.

2.03 Stated Maturity. The stated maturity of the Fixed Rate Notes shall be April 1, 2024 (the “Fixed Rate Notes Maturity Date”). The stated maturity of the Floating Rate Notes shall be November 1, 2021 (the “Floating Rate Notes Maturity Date”).

2.04 Principal, Interest and Interest Rate of the Fixed Rate Notes.

(a) The principal of the Fixed Rate Notes shall be due on the Fixed Rate Maturity Date.

(b) The unpaid principal amount of the Fixed Rate Notes shall bear interest at the rate of 3.750% per annum, from and including their Original Issue Date, or from the most recent Fixed Note Interest Payment Date on which interest has been paid or provided for, to, but excluding, the Fixed Rate Notes Maturity Date. Such interest shall be payable semi-annually in arrears, on the Fixed Rate Notes Interest Payment Dates. Interest accrued on the Fixed Rate Notes from the last Fixed Rate Notes Interest Payment Date before the Fixed Rate Notes Maturity Date shall be payable on the Fixed Rate Notes Maturity Date.

(c) The interest so payable on any Fixed Rate Notes Interest Payment Date shall be paid to the Persons in whose names the Fixed Rate Notes are registered at the close of business on the preceding March 15 or September 15, as the case may be (whether or not a Business Day) (each, a “Fixed Rate Notes Record Date”), provided however, that, subject to Section 3.01(c), interest payable on the Fixed Rate Notes Maturity Date will be paid to the Person to whom principal is payable.

2.05 Principal, Interest and Interest Rate of the Floating Rate Notes.

(a) The principal of the Floating Rate Notes shall be due on the Floating Rate Maturity Date.

(b) The Floating Rate Notes shall accrue interest at a floating rate, reset quarterly, equal to three-month LIBOR plus 0.430% per annum. Interest on the Floating Rate Notes will accrue from the last Floating Rate Notes Interest Payment Date on which interest was paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date.

(c) Interest on the Floating Rate Notes will be payable quarterly in arrears each Floating Rate Notes Interest Payment Date; provided, however, that, subject to Section 3.02(b), interest payable on the Floating Rate Notes Maturity Date or any redemption date will be payable to the persons to whom the principal of such Floating Rate Notes is payable. If a Floating Rate Notes Interest Payment Date (other than the Floating Rate Notes Maturity Date or any earlier redemption date) is not a Business Day, then such Floating Rate Notes Interest Payment Date shall be the next succeeding Business Day, unless the next succeeding Business Day is in the next succeeding calendar month, in which case the Floating Rate Notes Interest Payment Date shall be the immediately preceding Business Day. If the Floating Rate Notes Maturity Date or any earlier redemption date of any Floating Rate Notes falls on a day that is not a Business Day, the payment of principal and interest, if any, otherwise payable on such date will be postponed to the next succeeding Business Day, and no interest on such payment will accrue from and after the Floating Rate Notes Maturity Date or earlier redemption date, as applicable.

(d) The Floating Rate Notes will bear interest for each Interest Period at a rate determined by U.S. Bank National Association, acting as calculation agent, or any successor thereto, including a successor appointed pursuant to Section 2.05(g) (the “Calculation Agent”). The interest rate on the Floating Rate Notes for each day of an interest period will be a rate equal to LIBOR as determined on the Interest Determination Date plus the amount, per year, described above.

(e) The interest rate for each Interest Period will be reset on February 1, May 1, August 1 and November 1 of each year (each such date, an “Interest Reset Date”), and will be set for the initial Interest Period on the Original Issue Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be the next succeeding Business Day, unless the next succeeding Business Day is in the next succeeding calendar month, in which case such Interest Reset Date shall be the immediately preceding Business Day. The initial Interest Period for the Floating Rate Notes will be the period from and including Original Issue Date to, but excluding, the first Interest Reset Date. Thereafter, an “Interest Period” shall mean the period from and including an Interest Reset Date to, but excluding, the next succeeding Interest Reset Date and, in the case of the last such period, from and including the Interest Reset Date immediately preceding Floating Rate Notes Maturity Date or any earlier redemption date of the Floating Rate Notes, as the case may be, to, but excluding, such Floating Rate Notes Maturity Date or earlier redemption date.

(f) The interest determination date for the initial Interest Period will be the date that is the second London Business Day preceding the Original Issue Date of the Floating Rate Notes and for any other Interest Period will be the second London Business Day preceding the relevant Interest Reset Date (the “Interest Determination Date”). A “London Business Day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. Promptly upon determination, the Calculation Agent will inform the Company of the interest rate for the next Interest Period.

(g) Absent manifest error, the determination of the interest rate by the Calculation Agent shall be conclusive and binding on the Holders of the Floating Rate Notes, the Trustee and the Company. So long as LIBOR is required to be determined with respect to the Floating Rate Notes, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail to duly establish LIBOR for any Interest Period, or that the Company proposes to remove such Calculation Agent, the Company shall appoint another Person which is a bank, trust company, investment banking firm or other financial institution to act as the Calculation Agent.

(h) On any Interest Determination Date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such Interest Determination Date. If on an Interest Determination Date, such rate does not appear on the “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, or if “Reuters Page LIBOR01” is not available at such time, the Calculation Agent will obtain such rate from Bloomberg L.P.’s page “BBAM.”

(i) Subject to Section 2.05(j), if no offered rate appears on “Reuters Page LIBOR01” or Bloomberg L.P.’s page “BBAM” on an Interest Determination Date at approximately 11:00 a.m., London time, then the Company will select four major banks in the London interbank market and shall request each of their principal London offices to provide to the Calculation Agent a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1 million are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the Company will select three major banks in New York City and shall request each of them to provide to the Calculation Agent a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Interest Period in an amount of at least $1 million that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next Interest Period will be set equal to the rate of LIBOR for the then current Interest Period.

(j) Notwithstanding Section 2.05(i), if the Company, in its sole discretion, determines that LIBOR has been permanently or indefinitely discontinued and the Company has notified the Calculation Agent of such determination (a “LIBOR Event”), the Calculation Agent will use, as directed by the Company, as a substitute for LIBOR (the “Alternative Rate”) for each future Interest Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for LIBOR. As part of such substitution, the Calculation Agent will, as directed by the Company, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if the Company determines that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for LIBOR, the Company may, in its sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be conclusive and binding on the Company, the Calculation Agent, the Trustee and the Holders of Floating Rate Notes. If a LIBOR Event has occurred, but for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments), the rate of LIBOR for the next Interest Period will be set equal to the rate of LIBOR for the then current Interest Period (for purposes hereof, this Section 2.05(j) will be referred to as the “LIBOR Alternative Rate Provision”).

(k) The amount of interest for each day that the Floating Rate Notes of any series are Outstanding (the “Daily Interest Amount”) will be calculated by dividing the floating interest rate in effect for such day for such series by 360 and multiplying the result by the principal amount of the Floating Rate Notes of such series (known as the “Actual/360” day count). The amount of interest to be paid on the Floating Rate Notes for any Interest Period will be calculated by adding the Daily Interest Amounts for each day in such Interest Period.

(l) Notwithstanding the foregoing or anything to the contrary provided herein, the interest rate on the Floating Rate Notes will be limited to the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

(m) All percentages resulting from any calculation of any interest rate for the Floating Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

(n) Upon prior written request from any Holder of the Floating Rate Notes, the Calculation Agent will provide the interest rate in effect on the Floating Rate Notes for the current Interest Period and, if it has been determined, the interest rate to be in effect for the next Interest Period.

2.06 Place of Payment. The place or places where the principal of and interest or redemption price on the Senior Notes shall be payable is the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee and any other place or places designated by the Company pursuant to the Indenture, provided that while the Senior Notes are represented by one or more Registered Global Securities registered in the name of the Depositary, or its nominee, the Company will cause payments of principal and interest on such Registered Global Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by the Depositary or its nominee, and otherwise in accordance with such agreements, regulations or procedures.

2.07 Place of Registration or Exchange; Notices and Demands With Respect to the Senior Notes. The place where the Holders of the Senior Notes may present the Senior Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Senior Notes shall be the Corporate Trust Office of the Trustee.

2.08 Registered Global Securities for the Senior Notes.

(a) The Senior Notes shall be issuable in whole or in part in the form of one or more Registered Global Securities in definitive, fully registered, book-entry form, without interest coupons, registered in the name of the Depositary or its nominee. The Registered Global Securities for the Senior Notes shall be deposited on the Original Issue Date with, or on behalf of, the Depositary.

(b) The Depository Trust Company (“DTC”) shall initially serve as Depositary with respect to the Registered Global Securities for the Senior Notes. Such Registered Global Securities shall bear the legend set forth in the form of the Fixed Rate Note attached as Exhibit A and the Floating Rate Note attached as Exhibit B.

2.09 Form of Securities. The Registered Global Securities for the Fixed Rate Notes shall be substantially in the form attached as Exhibit A. The Registered Global Securities for the Floating Rate Notes shall be substantially in the form attached as Exhibit B.

2.10 Note Registrar. The Trustee shall initially serve as the Note Registrar for the Senior Notes.

2.11 Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any 2027 Notes pursuant to any sinking fund or analogous requirement.

2.12 Denominations. The Senior Notes shall be issued in denominations of $2,000, or any integral multiple of $1,000 in excess thereof.

ARTICLE III

Redemption of the Senior Notes

3.01 Redemption Price for Optional Redemption of the Fixed Rate Notes.

(a) Prior to March 2, 2024 (30 days prior to the Fixed Rate Note Maturity Date) (the “Fixed Rate Notes Par Call Date”), the Company shall have the right to redeem the Fixed Rate Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Fixed Rate Notes to be redeemed; and

(ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Fixed Rate Notes being redeemed (excluding any portion of such payments of interest accrued and unpaid as of the redemption date) assuming that such Fixed Rate Notes matured on the Fixed Rate Notes Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points;

plus, in each case of (i) and (ii), accrued and unpaid interest thereon to, but not including, the redemption date.

(b) On or after the Fixed Rate Notes Par Call Date, the Company shall have the right to redeem the Fixed Rate Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

(c) If the redemption date is after a Fixed Rate Notes Record Date and on or prior to a corresponding Fixed Rate Interest Payment Date, the interest will be paid on the redemption date to the Holder of record on the Fixed Rate Notes Record Date.

3.02 Redemption Price for Optional Redemption of the Floating Rate Notes.

(a) Prior to October 2, 2021 (30 days prior to the Floating Rate Notes Maturity Date) the Company shall have the right to redeem the Floating Rate Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Floating Rate Notes to be redeemed, plus accrued and unpaid interest to, but not including the redemption date.

(b) If the redemption date is after a Floating Rate Notes Record Date and on or prior to a corresponding Floating Rate Notes Interest Payment Date, the interest will be paid on the redemption date to the Holder of record on the Floating Rate Notes Record Date.

3.03 Redemption Procedures of the Senior Notes.

(a) If less than all of any series of the Senior Notes are to be redeemed at any time, and if such series of the Senior Notes are held by the Depositary, the applicable operational procedures of the Depositary for selection of notes for redemption will apply. If such series of the Senior Notes are not held by the Depositary, the Trustee will select the Senior Notes of such series for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

(b) Any Senior Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Notes of such series held by a Holder are to be redeemed. Notices of redemption will be mailed or sent electronically at least 15 days, but not more than 60 days, before the redemption date to each Holder of the series of the Senior Notes to be redeemed at its registered address, except that redemption notices may be mailed or sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of such series of the Senior Notes or a satisfaction and discharge of the Indenture. Once notice of redemption is mailed or sent electronically, the Senior Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but not including, the redemption date. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such series of Senior Notes or portion thereof called for redemption.

ARTICLE IV

Covenants

4.01 Limitation on Liens.

(a) As long as any of the Senior Notes are outstanding, the Company will not, and will not permit any of its Subsidiaries to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, except for Permitted Liens, on the Voting Stock of TD Ameritrade Online Holdings Corp., TD Ameritrade Clearing, Inc. and TD Ameritrade, Inc. unless the Company shall cause the Senior Notes to be secured equally and ratably with (or, at the Company’s option, prior to) any indebtedness secured thereby.

(b) When a Lien securing indebtedness for borrowed money that gave rise to the requirement under Section 4.01(a) that the Senior Notes be secured equally and ratably thereby is released or terminated, as the case may be, by the holder or holders thereof, then the corresponding Lien that secures the Senior Notes shall be deemed automatically released or terminated, as the case may be, without further act or deed on the part of any Person. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release or termination.

ARTICLE V

Miscellaneous Provisions

5.01 The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

5.02 This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

5.03 THIS SUPPLEMENTAL INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND DEEMED TO BE A CONTRACT MADE UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

5.04 For the avoidance of doubt, this Supplemental Indenture may be amended in accordance with Sections 9.01 and 9.02 of the Base Indenture.

5.05 If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

5.06 In case any provision in this Supplemental Indenture or any series of the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.07 The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the proper authorization or due execution hereof or of the Senior Notes by the Company or as to the validity or sufficiency of this Supplemental Indenture or the Senior Notes. The Trustee shall not be accountable for the use or application by the Company of the Senior Notes or the proceeds of the Senior Notes.

Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Base Indenture.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

TD AMERITRADE HOLDING CORPORATION, as Issuer

By:	/s/ Timothy D. Hockey
Name: Timothy D. Hockey
Title: Chief Executive Officer and President

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Michael McGuire
Name: Michael McGuire
Title: Vice President

Fourth Supplemental Indenture

EXHIBIT A

CUSIP Number: 87236Y AH1

ISIN Number: US87236YAH18

3.3750% Senior Notes due 2024

No. [•]	$[•]

TD AMERITRADE HOLDING CORPORATION

promises to pay to Cede & Co., or registered assigns,

the principal sum of $[•] on April 1, 2024.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Dated: November 1, 2018

TD AMERITRADE HOLDING CORPORATION

By:
Name:
Title:

A-1-1

This is one of the Securities referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A-1-2

3.750% Senior Notes due 2024

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. For the avoidance of doubt, the term “Security” as used herein shall refer only to the Securities of this series and not any other series, unless the context requires otherwise.

(1)

INTEREST. TD AMERITRADE HOLDING CORPORATION, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at 3.750% per annum from November 1, 2018 until the Fixed Rate Notes Maturity Date. The Company will pay interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, a “Fixed Rate Notes Interest Payment Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Original Issue Date; provided that the first Fixed Rate Notes Interest Payment Date shall be April 1, 2019. Interest accrued on the Securities from the last Fixed Rate Notes Interest Payment Date before the Fixed Rate Notes Maturity Date shall be payable on the Fixed Rate Notes Maturity Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)

METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the March 15 or September 15 preceding the Fixed Rate Notes Interest Payment Date (the “Fixed Rate Notes Record Date”), even if such Securities are cancelled after such Fixed Rate Notes Record Date and on or before such Fixed Rate Notes Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest; provided that, subject to Section 3.01(c) of the Supplemental Indenture (as defined below), interest payable on the Fixed Rate Notes Maturity Date or upon redemption will be paid to the Person to whom principal is payable. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all Securities, the Holders of which will have provided wire transfer instructions to the Company

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or the Paying Agent; provided, further, that while the Securities are represented by one or more Registered Global Securities registered in the name of the Depositary, or its nominee, the Company will cause payments of principal and interest on such Registered Global Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by the Depositary or its nominee, and otherwise in accordance with such agreements, regulations or procedures. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)

PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4)

INDENTURE. The Company issued the Securities under an Indenture dated as of October 22, 2014 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture dated as of November 1, 2018 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder.

(5)	OPTIONAL REDEMPTION.

(a) Prior to March 2, 2024 (30 days prior to the Fixed Rate Note Maturity Date) (the “Fixed Rate Note Par Call Date”), the Company shall have the right to redeem the Securities, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (excluding any portion of such payments of interest accrued and unpaid as of the redemption date) assuming that such Securities matured on the Fixed Rate Note Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year, consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in each case of (i) and (ii), accrued and unpaid interest thereon to, but not including, the redemption date.

(b) On or after the Fixed Rate Note Par Call Date, the Company shall have the right to redeem the Securities, at its option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

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(c) Any optional redemption shall be made pursuant to the provisions of Article III of the Supplemental Indenture and, to the extent not inconsistent therewith, Article 3 of the Base Indenture.

(d) Notice of optional redemption will be mailed or sent electronically at least 15 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed or sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. Once notice of redemption is mailed or sent electronically, the Securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but not including, the redemption date. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portion thereof called for redemption.

(6)

DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a Fixed Rate Notes Record Date and the corresponding Fixed Rate Notes Interest Payment Date.

(7)	PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

(8)

AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of not less than a majority in principal amount of the Securities affected by such modification, to add, change or eliminate any provision thereof, or to modify the rights of such Holders thereunder. Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented to (i) effect the assumption of the Company’s obligations under the Indenture by a successor Person; (ii) to impose additional covenants and Events of Default or to add guarantees of other Persons for the benefit of the Holders; (iii) to add or change any of the provisions of the Indenture relating to the issuance or exchange of the Securities in registered form, but only if such action does not adversely affect the interests of the Holders of the Securities or related coupons in any material respect; (iv) to change or eliminate any of the provisions of the Indenture, but only if the change or elimination becomes effective when there are no outstanding Securities of any series, or related coupon, which are entitled to the benefit of such provision and as to which such modification would

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apply; (v) to secure the Securities; (vi) to supplement any of the provisions of the Indenture to permit or facilitate the defeasance and discharge of the Securities, but only if such action does not adversely affect the interests of the Holders of outstanding Securities of any series or related coupons in any material respect; (vii) to evidence and provide for the acceptance of appointment by a successor Trustee and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts by more than one Trustee; (viii) to cure any ambiguity, to correct or supplement any provision in the Indenture or the Securities which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture or the Securities, provided that such action pursuant to this clause (viii) shall not adversely affect the interests of the holders of outstanding Securities of any series in any material respect; (ix) to conform the text of the Indenture or the Securities to any provision of a description of such Securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular pursuant to which such Securities were offered to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture or the Securities; (x) to make any change of the type described in the LIBOR Alternative Rate Provision and (xi) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA. The Indenture also contains provisions permitting Holders of specified percentages in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of all the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences.

(9)

DEFAULTS AND REMEDIES. If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

(10)

TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(11)

NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

(12)	AUTHENTICATION. This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(13)

ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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(14)

CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(15)	GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

TD AMERITRADE HOLDING CORPORATION

200 South 108th Avenue

Omaha, Nebraska 68154

Attention: Investor Relations

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                                           attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGISTERED

GLOBAL SECURITY

The following exchanges of a part of this Registered Global Security for an interest in another Registered Global Security or for a definitive Security, or exchanges of a part of another Registered Global Security or definitive Security for an interest in this Registered Global Security, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

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EXHIBIT B

CUSIP Number: 87236Y AG3

ISIN Number: US87236YAG35

Senior Floating Rate Notes due 2021

No. [•]	$[•]

TD AMERITRADE HOLDING CORPORATION

promises to pay to Cede & Co., or registered assigns,

the principal sum of $[•] on November 1, 2021.

Interest Payment Dates: February 1, May 1, August 1 and November 1

Record Dates: January 15, April 15, July 15 and October 15

Dated: November 1, 2018

TD AMERITRADE HOLDING CORPORATION

By:
Name:
Title:

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This is one of the Securities referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

B-1-2

Senior Floating Rate Notes due 2021

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. For the avoidance of doubt, the term “Security” as used herein shall refer only to the Securities of this series and not any other series, unless the context requires otherwise.

(1) PRINCIPAL, INTEREST AND INTEREST RATE. The principal of the Floating Rate Notes shall be due on the Floating Rate Maturity Date.

(a)

The Floating Rate Notes shall accrue interest at a floating rate, reset quarterly, equal to three-month LIBOR plus 0.430% per annum. Interest on the Floating Rate Notes will accrue from the last Floating Rate Notes Interest Payment Date on which interest was paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date.

(b)

Interest on the Floating Rate Notes will be payable quarterly in arrears each Floating Rate Notes Interest Payment Date; provided, however, that, subject to Section 3.02(b) of the Supplemental Indenture (as defined below), interest payable on the Floating Rate Notes Maturity Date or any redemption date will be payable to the persons to whom the principal of such Floating Rate Notes is payable. If a Floating Rate Notes Interest Payment Date (other than the Floating Rate Notes Maturity Date or any earlier redemption date) is not a Business Day, then such Floating Rate Notes Interest Payment Date shall be the next succeeding Business Day, unless the next succeeding Business Day is in the next succeeding calendar month, in which case the Floating Rate Notes Interest Payment Date shall be the immediately preceding Business Day. If the Floating Rate Notes Maturity Date or any earlier redemption date of any Floating Rate Notes falls on a day that is not a Business Day, the payment of principal and interest, if any, otherwise payable on such date will be postponed to the next succeeding Business Day, and no interest on such payment will accrue from and after the Floating Rate Notes Maturity Date or earlier redemption date, as applicable.

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(c)

The Floating Rate Notes will bear interest for each Interest Period at a rate determined by U.S. Bank National Association, acting as calculation agent, or any successor thereto, including a successor appointed pursuant to 2.05(h) (the “Calculation Agent”). The interest rate on the Floating Rate Notes for each day of an interest period will be a rate equal to LIBOR as determined on the Interest Determination Date plus the amount, per year, described above.

(d)

The interest rate for each Interest Period will be reset on February 1, May 1, August 1 and November 1 of each year (each such date, an “Interest Reset Date”), and will be set for the initial Interest Period on the Original Issue Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be the next succeeding Business Day, unless the next succeeding Business Day is in the next succeeding calendar month, in which case such Interest Reset Date shall be the immediately preceding Business Day. The initial Interest Period for the Floating Rate Notes will be the period from and including Original Issue Date to, but excluding, the first Interest Reset Date. Thereafter, an “Interest Period” shall mean the period from and including an Interest Reset Date to, but excluding, the next succeeding Interest Reset Date and, in the case of the last such period, from and including the Interest Reset Date immediately preceding Floating Rate Notes Maturity Date or any earlier redemption date of the Floating Rate Notes, as the case may be, to, but excluding, such Floating Rate Notes Maturity Date or earlier redemption date.

(e)

The interest determination date for the initial Interest Period will be the date that is the second London Business Day preceding the Original Issue Date of the Floating Rate Notes and for any other Interest Period will be the second London Business Day preceding the relevant Interest Reset Date (the “Interest Determination Date”). A “London Business Day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. Promptly upon determination, the Calculation Agent will inform the Company of the interest rate for the next Interest Period.

(f)

Absent manifest error, the determination of the interest rate by the Calculation Agent shall be conclusive and binding on the Holders of the Floating Rate Notes, the Trustee and the Company. So long as LIBOR is required to be determined with respect to the Floating Rate Notes, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail to duly establish LIBOR for any Interest Period, or that the Company proposes to remove such Calculation Agent, the Company shall appoint another Person which is a bank, trust company, investment banking firm or other financial institution to act as the Calculation Agent.

(g)

On any Interest Determination Date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such Interest Determination Date. If on an Interest Determination Date, such rate does not appear on the “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, or if “Reuters Page LIBOR01” is not available at such time, the Calculation Agent will obtain such rate from Bloomberg L.P.’s page “BBAM.”

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(h)

Subject to Section (1)(i), if no offered rate appears on “Reuters Page LIBOR01” or Bloomberg L.P.’s page “BBAM” on an Interest Determination Date at approximately 11:00 a.m., London time, then the Company will select four major banks in the London interbank market and shall request each of their principal London offices to provide to the Calculation Agent a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1 million are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the Company will select three major banks in New York City and shall request each of them to provide to the Calculation Agent a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Interest Period in an amount of at least $1 million that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next Interest Period will be set equal to the rate of LIBOR for the then current Interest Period.

(i)

Notwithstanding Section (1)(h), if the Company, in its sole discretion, determines that LIBOR has been permanently or indefinitely discontinued and the Company has notified the Calculation Agent of such determination (a “LIBOR Event”), the Calculation Agent will use, as directed by the Company, as a substitute for LIBOR (the “Alternative Rate”) for each future Interest Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for LIBOR. As part of such substitution, the Calculation Agent will, as directed by the Company, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if the Company determines that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for LIBOR, the Company may, in its sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be conclusive and binding on the Company, the Calculation Agent, the Trustee and the Holders of Floating Rate Notes. If a LIBOR Event has occurred, but for any reason an Alternative Rate has not been determined or there is no such

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market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments), the rate of LIBOR for the next Interest Period will be set equal to the rate of LIBOR for the then current Interest Period (for purposes hereof, this Section (1)(i) will be referred to as the “LIBOR Alternative Rate Provision”).

(j)

The amount of interest for each day that the Floating Rate Notes of any series are Outstanding (the “Daily Interest Amount”) will be calculated by dividing the floating interest rate in effect for such day for such series by 360 and multiplying the result by the principal amount of the Floating Rate Notes of such series (known as the “Actual/360” day count). The amount of interest to be paid on the Floating Rate Notes for any Interest Period will be calculated by adding the Daily Interest Amounts for each day in such Interest Period.

(k)

Notwithstanding the foregoing or anything to the contrary provided herein, the interest rate on the Floating Rate Notes will be limited to the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

(l)

All percentages resulting from any calculation of any interest rate for the Floating Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

(m)

Upon prior written request from any Holder of the Floating Rate Notes, the Calculation Agent will provide the interest rate in effect on the Floating Rate Notes for the current Interest Period and, if it has been determined, the interest rate to be in effect for the next Interest Period.

(2)

METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the January 15, April 15, July 15 or October 15 preceding the Floating Rate Notes Interest Payment Date (the “Floating Rate Notes Record Date”), even if such Securities are cancelled after such Floating Rate Notes Record Date and on or before such Floating Rate Notes Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest; provided that, subject to Section 3.01(c) of the Supplemental Indenture (as defined below), interest payable on the Floating Rate Notes Maturity Date or upon redemption will be paid to the Person to whom principal is payable. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all Securities, the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent; provided,

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further, that while the Securities are represented by one or more Registered Global Securities registered in the name of the Depositary, or its nominee, the Company will cause payments of principal and interest on such Registered Global Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by the Depositary or its nominee, and otherwise in accordance with such agreements, regulations or procedures. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)

PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4)

INDENTURE. The Company issued the Securities under an Indenture dated as of October 22, 2014 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture dated as of November 1, 2018 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder.

(5)	OPTIONAL REDEMPTION.

(a)

On or after October 2, 2021 (30 days prior to the Floating Rate Notes Maturity Date) (the “Par Call Date”), the Company shall have the right to redeem the Securities, at its option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

(b) Any optional redemption shall be made pursuant to the provisions of Article III of the Supplemental Indenture and, to the extent not inconsistent therewith, Article 3 of the Base Indenture.

(c) Notice of optional redemption will be mailed or sent electronically at least 15 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed or sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. Once notice of redemption is mailed or sent electronically, the Securities called for redemption will become due and payable on

B-1-7

the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but not including, the redemption date. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portion thereof called for redemption.

(6)

DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a Floating Rate Notes Record Date and the corresponding Floating Rate Notes Interest Payment Date.

(7)	PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

(8)

AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of not less than a majority in principal amount of the Securities affected by such modification, to add, change or eliminate any provision thereof, or to modify the rights of such Holders thereunder. Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented to (i) effect the assumption of the Company’s obligations under the Indenture by a successor Person; (ii) to impose additional covenants and Events of Default or to add guarantees of other Persons for the benefit of the Holders; (iii) to add or change any of the provisions of the Indenture relating to the issuance or exchange of the Securities in registered form, but only if such action does not adversely affect the interests of the Holders of the Securities or related coupons in any material respect; (iv) to change or eliminate any of the provisions of the Indenture, but only if the change or elimination becomes effective when there are no outstanding Securities of any series, or related coupon, which are entitled to the benefit of such provision and as to which such modification would apply; (v) to secure the Securities; (vi) to supplement any of the provisions of the Indenture to permit or facilitate the defeasance and discharge of the Securities, but only if such action does not adversely affect the interests of the Holders of outstanding Securities of any series or related coupons in any material respect; (vii) to evidence and provide for the acceptance of appointment by a successor Trustee and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts by more than one Trustee; (viii) to cure any ambiguity, to correct or supplement any provision in the Indenture or the Securities which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture or the Securities, provided that such action pursuant to this clause (viii) shall not adversely affect the interests of the holders of outstanding Securities of any series in any material respect; (ix) to conform the text of the Indenture or the Securities to any provision of a description of such Securities

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appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular pursuant to which such Securities were offered to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture or the Securities; (x) to make any change of the type described in the LIBOR Alternative Rate Provision and (xi) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA. The Indenture also contains provisions permitting Holders of specified percentages in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of all the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences.

(9)

DEFAULTS AND REMEDIES. If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

(10)

TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(11)

NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

(12)	AUTHENTICATION. This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(13)

ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(14)

CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(15)	GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

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The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

TD AMERITRADE HOLDING CORPORATION

200 South 108th Avenue

Omaha, Nebraska 68154

Attention: Investor Relations

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                                                   attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: __________________________

Signature:	____________________________

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGISTERED

GLOBAL SECURITY

The following exchanges of a part of this Registered Global Security for an interest in another Registered Global Security or for a definitive Security, or exchanges of a part of another Registered Global Security or definitive Security for an interest in this Registered Global Security, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

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